UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2015

NorthStar Real Estate Income Trust, Inc.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	000-54671 (Commission File Number)	26-4141646 (I.R.S. Employer Identification No.)

399 Park Avenue, 18th Floor, New York, NY	10022
(Address of principal executive offices)	(Zip Code)

(212) 547-2600
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 25, 2015, the board of directors (the “Board”) of NorthStar Real Estate Income Trust, Inc. (“NorthStar Income”) approved the renewal of the advisory agreement (the “Advisory Agreement”) by and among NorthStar Income, NorthStar Real Estate Income Trust Operating Partnership, LP, NorthStar Income’s operating partnership, NSAM J-NSI Ltd, NorthStar Income’s advisor (the “Advisor”), and NorthStar Asset Management Group Inc., NorthStar Income’s sponsor. The Advisory Agreement was renewed for an additional one-year term commencing on June 30, 2015 upon terms identical to those in effect through June 30, 2015. Pursuant to the Advisory Agreement, the Advisor will continue to perform day-to-day operational and administrative services for NorthStar Income, including asset management services, acquisition services and stockholder services.

The foregoing description of the Advisory Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the Advisory Agreement filed as Exhibit 10.1 to NorthStar Income’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 1, 2014, which agreement is incorporated by reference herein.

Item 5.07. Submission of Matters to a Vote of Security Holders.

(a) NorthStar Income held its 2015 annual meeting of stockholders (the “Meeting”) on June 25, 2015. At the close of business on April 2, 2015, the record date for the Meeting, there were 119,079,958 shares of NorthStar Income’s common stock outstanding and entitled to vote. Holders of 63,046,830 shares of common stock, representing a like number of votes, were present at the Meeting, either in person or by proxy.

(b) Matters voted upon by stockholders were as follows:

Proposal 1. At the Meeting, the following individuals were elected to the Board to serve until the 2016 annual meeting of stockholders and until his successor is duly elected and qualified, by the following vote:

Nominees	Votes For	Votes Withheld	Broker Non-Vote

David T. Hamamoto	33,859,150	676,515	28,511,165
Jonathan T. Albro	33,860,187	675,478	28,511,165
Charles W. Schoenherr	33,865,286	670,379	28,511,165
Jack F. Smith, Jr.	33,851,675	683,990	28,511,165

Proposal 2. At the Meeting, stockholders ratified the appointment of Grant Thornton LLP as NorthStar Income’s independent registered public accounting firm for the fiscal year ending December 31, 2015, by the following vote:

For	Against	Abstained

62,233,359	317,354	496,117

Item 8.01. Other Events.

On June 25, 2015, the Board adopted an amended and restated NorthStar Income share repurchase program (the “SRP”), which will become effective ten days following written notice to participants. The SRP was updated to reflect, among other things, NorthStar Income’s establishment of an estimated value per share of its common stock as of October 31, 2014 (the “Valuation Date”) of $10.02 and, as a result, unless shares are being repurchased in connection with a stockholder’s death or qualifying disability, the repurchase price paid for shares repurchased under the program for requests received after January 1, 2015 is 95% of the estimated value per share as of the Valuation Date, or $9.52, until NorthStar Income updates its estimated value per share at which time such purchase price will be 95% of the updated estimated value per share.

In addition, the SRP provides that NorthStar Income will repurchase shares within two years of the death or qualifying disability of a stockholder at the higher of the price paid for the shares, as adjusted for any stock dividends, combinations, splits, recapitalizations or any similar transaction with respect to the shares of common stock, or NorthStar Income’s estimated value per share. A qualifying disability is a disability as such term is defined in Section 72(m)(7) of the Internal Revenue Code that arises after the purchase of the shares requested to be repurchased.

The Board may amend, suspend, or terminate the SRP at any time in its sole discretion, provided that any amendment that adversely affects the rights or obligations of a participant will take effect upon 10 days’ prior written notice (or ten business days’ prior written notice if related to a change in the number of shares that can be repurchased in a calendar year).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NorthStar Real Estate Income Trust, Inc.

Date: July 1, 2015	By:	/s/ Ronald J. Lieberman
Ronald J. Lieberman
Executive Vice President, General Counsel and Secretary

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